                                                                     EXHIBIT 4.7


                         FORM OF LEGEND FOR GLOBAL NOTES


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                             [FORM OF EXCHANGE NOTE]


                                                                    $
                                                              CUSIP No.
                                                                       --------

                           6 1/2% Senior Note Due 2014

                  TRINITY INDUSTRIES, INC., a Delaware corporation, promises to
pay to CEDE & CO., or registered assigns, the principal sum of          Dollars
on March 15, 2014.

                  Interest Payment Dates: March 15 and September 15, commencing September 15, 2004.

                  Record Dates: March 1 and September 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:                     ,
                                        TRINITY INDUSTRIES, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WELLSFARGO BANK, NATIONAL ASSOCIATION
   as Trustee, certifies
   that this is one of the
   Notes referred to
   in this Indenture.

Dated:             ,


By:
     -----------------------
     Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                              6 1/2% Note Due 2014


1. Interest

         TRINITY INDUSTRIES, INC., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 10, 2004. Interest will be computed on the basis of a 360-day year of twelve-30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

         The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar

         Initially, Wells Fargo Bank, National Association, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

         The Company issued the Notes under an Indenture dated as of March 10, 2004 (the "Indenture"), among the Company, the guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

5. Optional Redemption

         Except as otherwise provided below, the Company may not redeem any of the Notes prior to March 15, 2009. At any time on or after March 15, 2009, the Company may, at its option, redeem outstanding Notes, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         The Redemption Price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

         Year                                             Percentage
         ----                                             ----------
         2009 ........................................      103.250
         2010 ........................................      102.167
         2011 ........................................      101.083
         2012 and thereafter .........................      100.000

         At any time, or from time to time, on or prior to March 15, 2007 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 106.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and (2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering. "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company to any Person.

6. Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Offer to Purchase

         (a) Upon a Change of Control, the Company shall be required to make an offer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

         (b) If the Company consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase.

9. Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

10. Persons Deemed Owners

         The registered holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date on which such payment became due, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease, and Holders entitled to the money must look only to the Company for payment.

12. Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Section 5.2 of the Indenture, to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA as then in effect, to provide for uncertificated Notes in addition to certificated Notes, to secure the Notes or to make intercreditor arrangements with respect to any such Note, unless the incurrence of such obligations or the security thereof is prohibited by Indenture, to make any change that does not materially adversely affect the rights of any Holder of the Notes, to evidence or to provide for a replacement Trustee under Section 7.8 of the Indenture, or to add to the covenants and agreements of the Company or any obligor with respect to any such Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred on the Company under the Indenture.

14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by the Company to comply for 30 days after notice with its obligations under Section 4.4, 4.9, 4.10. 4.11, 4.12, 4.13, 4.14, 4.16 or 4.17 of the
Indenture and its other agreements contained in the Indenture (except in the case of a default with respect to Sections 4.15 and 5.1 of the Indenture which will constitute Events of Default with notice but without passage of time); (iv) the failure to pay at the final stated maturity (after giving effect to any applicable grace periods) Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary, or the acceleration of such Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary by the holders thereof because of a default, if the aggregate principal amount of such Indebtedness exceeds $10.0 million (or its foreign currency equivalent); (v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (E) or takes any comparable action under any foreign laws relating to insolvency; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;
(B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or (vii) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent) (to the extent not covered by insurance) is rendered against the Company or any Restricted Subsidiary and is not discharged, paid or stayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; or (viii) the Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT(=tenants by the entirety), JT TEN (=joint tenants with rights of survivorships and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the indenture which has in it the text of this
Note in larger type. Requests may be made to: Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attention of Theis Rice, Vice President of Legal Affairs.

20. Governing Law

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THIS NOTE.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Note on the
books of the Company. The agent may substitute another to act for him.

Date:                              Your Signature:
     ---------------------                        -----------------------------


Sign exactly as your name appears on the other side of this Note.

                      OPTION OF HOLDER TO ELECT REPURCHASE-


                  If you want to elect to have this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the appropriate box:

                               Section 4.13 [ ]
                               Section 4.15 [ ]

                  If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:                            Signed:
      ----------------------              --------------------------------------
                                          (Signed exactly as name appears on the
                                          other side of this Note)